UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2019

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On May 2, 2019, BioTime announced that Dr. Eyal Banin, MD, PhD, Professor of Ophthalmology, Director, Center for Retinal and Macular Degenerations, Department of Ophthalmology at Hadassah-Hebrew University Medical Center, will be presenting updated results from BioTime’s Phase I/IIa study of its lead product candidate, OpRegen®, a retinal pigment epithelium cell transplant therapy currently in development for the treatment of dry age-related macular degeneration (AMD) with geographic atrophy (GA), today at the 2019 Association for Research in Vision and Ophthalmology Annual Meeting (ARVO 2019) in Vancouver, BC, Canada. Dr. Banin’s presentation, entitled “Phase I/IIa Study of Human Embryonic Stem Cell-Derived Retinal Pigment Epithelium Cells Transplanted Subretinally in Subjects with Advanced Dry-Form Age-Related Macular Degeneration: Interim Results”, is included as Exhibit 99.2 to this report, which is incorporated by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description
99.1	Press release dated May 2, 2019
99.2	Presentation entitled “Phase I/IIa Study of Human Embryonic Stem Cell-Derived Retinal Pigment Epithelium Cells Transplanted Subretinally in Subjects with Advanced Dry-Form Age-Related Macular Degeneration: Interim Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: May 2, 2019	By:	/s/ Brian M. Culley
Brian M. Culley Chief Executive Officer